                                                         EXHIBIT 4.15
                                                         ------------

                                SEVENTH AMENDMENT
                                -----------------

                  SEVENTH AMENDMENT, dated as of November 12, 2003 (this "Amendment" or the "Seventh Amendment"), with respect to the Credit Agreement, dated as of May 28, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; unless otherwise defined herein, capitalized terms which are defined in the Credit Agreement are used herein as defined therein), among PANAVISION INC., a Delaware corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties thereto (the "Lenders"), CREDIT SUISSE FIRST BOSTON, as documentation agent, and JPMORGAN CHASE BANK, as administrative agent (in such capacity, the "Administrative Agent").

                              W I T N E S S E T H:
                               - - - - - - - - - -

                  WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Borrower; and

                  WHEREAS, the Borrower has requested, and, upon this Amendment becoming effective, the Lenders have agreed, that certain provisions of the Credit Agreement be modified in the manner provided for in this Amendment;

                  NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the premises, the parties hereto hereby agree as follows:

                              SECTION I AMENDMENTS

         1.1. Amendments to Section 1.1. (a) The definition of "Applicable Margin" in Section 1.1 of the Credit Agreement is hereby amended in its entirety, effective from and after the date upon which the conditions to effectiveness set forth in Section 2.1 of this Amendment are satisfied, to read as follows:

                  "Applicable Margin": for each Type of Loan, the rate per annum set forth under the relevant column heading below:

                                                              Alternate Base Rate            Eurodollar
                                                                      Loans                    Loans
                                                                      -----                    -----
                    Revolving Credit Loans                            3.75%                    4.75%
                    Tranche A Term Loans                              3.75%                    4.75%
                    Tranche B Term Loans                              4.00%                    5.00%

                  (b) The definition of "Consolidated EBITDA" in Section 1.1 of the Credit Agreement is hereby amended by adding the following clause (l) to the end thereof:

         "plus (l) to the extent deducted in determining Consolidated Net Income in such period, the aggregate amount of refinancing costs paid by the Borrower in connection with the Proposed August 2003 Refinancing, not to exceed $2,100,000"

                  (c) The definition of "Consolidated Interest Coverage Ratio" in Section 1.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

                  "Consolidated Interest Coverage Ratio": for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense (excluding in the case of this clause (b) only any fees paid or payable to the Lenders in such period with respect to waivers or amendments of the Loan Documents) for such period.

                  (d) Section 1.1 of the Credit Agreement is hereby further amended by inserting the following definitions in the appropriate alphabetical order:

                  "Incremental Line of Credit Agreement": the Senior Subordinated Line of Credit Agreement, dated as of November 12, 2003, between the Borrower and MacAndrews & Forbes Holdings Inc., as it may be amended from time to time to the extent permitted by Section 7.9 and the terms and conditions of which are reasonably acceptable to the Administrative Agent.

                  "Line of Credit Facilities": the collective reference to the Line of Credit Agreement and the Incremental Line of Credit Agreement.

                  "Proposed August 2003 Refinancing": the proposed refinancing of the Facilities in July and August 2003 to be arranged by Credit Suisse First Boston and Bear Stearns in which the closing thereof never occurred.

         1.2. Amendment to Section 7.1. Certain rows in the tables contained in
Section 7.1 of the Credit Agreement are hereby replaced with the rows indicated below

                  (a)      Consolidated Total Leverage Ratio.
                           ---------------------------------

                                                                                            Consolidated Total
                       Period                                                                 Leverage Ratio
                       ------                                                                 --------------
                       July 1, 2003 to September 30, 2003                                     6.00 to 1.00
                       October 1, 2003 to December 31, 2003                                   6.00 to 1.00
                       January 1, 2004 and thereafter                                         5.00 to 1.00

                  (b)      Consolidated Interest Coverage Ratio.
                           ------------------------------------

                      Fiscal Quarter                                  Consolidated Interest Coverage Ratio
                      --------------                                  ------------------------------------
                      December 31, 2003                                              2.00 to 1.00
                      March 31, 2004 and each quarter thereafter                     2.50 to 1.00

                  (c)      Consolidated EBITDA.
                           -------------------

                      Fiscal Quarter                                               Amount
                      --------------                                               ------
                      September 30, 2003                                           $57,750,000
                      December 31, 2003                                            $55,000,000
                      March 31, 2004 and each quarter thereafter                   $65,000,000

The amendments to the Credit Agreement contained in this Section 1.2 shall automatically expire at the close of business on March 22, 2004, and, in the event that the Borrower is not in compliance with the financial covenants contained in Section 7.1 of the Credit Agreement for any of the periods or dates referenced above without giving effect to this Section 1.2, an Event of Default shall then be in existence.

         1.3. Amendment to Section 7.2. Paragraph (f) of Section 7.2 of the Credit Agreement is hereby amended by deleting "$10,000,000" and inserting in lieu thereof "$20,000,000".

         1.4. Amendment to Section 7.9. Section 7.9 of the Credit Agreement is hereby amended by deleting subsection (d) thereof in its entirety and substituting in lieu thereof the following:

                  "(d) amend, modify or waive any Line of Credit Facility in any manner that would (i) shorten its maturity prior to April 15, 2004 or
         (ii) increase the rate of interest payable thereunder."

         1.5. Amendment to Section VIII. Section VIII of the Credit Agreement is hereby amended by (a) inserting the word "or" at the end of paragraph (q) thereof and (b) adding the following new paragraphs (r) and (s) immediately after paragraph (q):

                  "(r) (i) the interest payment due on February 1, 2004 in respect of all Senior Subordinated Notes shall not be financed exclusively through a drawing under the Incremental Line of Credit Agreement unless, on or prior to January 30, 2004, (x) the Facilities shall have been terminated or refinanced or (y) the outstanding Indebtedness of the Borrower and its Subsidiaries shall have been reduced in amount and in such a manner satisfactory to the Required Lenders, or (ii) the Borrower shall prepay prior to April 15, 2004 any amount so drawn under the Incremental Line of Credit Agreement pursuant to clause (i) above; or

                  (s) either Line of Credit Facility shall for any reason cease to be in full force and effect in an amount of no less than $10,000,000 prior to April 15, 2004;"

                            SECTION II MISCELLANEOUS

         2.1. Conditions to Effectiveness of Amendment. This Amendment shall become effective as of the date first set forth above upon satisfaction of the following conditions:

                  (a) the Administrative Agent shall have received counterparts of this Amendment duly executed and delivered by the Borrower, the Administrative Agent and the Required Lenders;

                  (b) the Administrative Agent shall have received, for the account of each Lender executing this Amendment on or prior to November 12, 2003 an amendment fee equal to 0.250% of the sum of each such executing Lender's Revolving Credit Commitment and Term Loans then outstanding (in respect of each such Lender, an "Amendment Fee"); and

                  (c) the Incremental Line of Credit Agreement shall be in full force and effect in the amount of $10,000,000 with a final maturity of no earlier than April 15, 2004.

         2.2. Representations and Warranties. The Borrower represents and warrants to each Lender that as of the effective date of this Amendment: (a) this Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors' rights generally, by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and an implied covenant of good faith and fair dealing; (b) the representations and warranties made by the Loan Parties in the Loan Documents are true and correct in all material respects on and as of the date hereof (except to the extent that such representations and warranties are expressly stated to relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date); and (c) after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing as of the date hereof.

         2.3. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Amendment signed by all the parties shall be lodged with the Borrower and the Administrative Agent. The execution and delivery of the Amendment by any Lender shall be binding upon each of its successors and assigns (including Transferees of its commitments and Loans in whole or in part prior to effectiveness hereof) and binding in respect of all of its commitments and Loans, including any acquired subsequent to its execution and delivery hereof and prior to the effectiveness hereof.

         2.4. Continuing Effect; No Other Amendments. Except to the extent the Credit Agreement is expressly modified hereby, all of the terms and provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect. This Amendment shall constitute a Loan Document.

         2.5. Payment of Expenses. The Borrower agrees to pay and reimburse the Administrative Agent for all of its out-of-pocket costs and reasonable expenses incurred to date in connection with this Amendment and the other Loan Documents, including, without limitation, the reasonable fees and disbursements of legal counsel to the Administrative Agent.

         2.6. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                     [REST OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

           PANAVISION INC.


           By:      /S/ ERIC W. GOLDEN
               -----------------------
             Name:  Eric W. Golden
              Title:  Executive Vice President and General Counsel


           JPMORGAN CHASE BANK, as
             Administrative Agent and as a Lender


           By:      /S/ NEIL R. BOYLAN
              ------------------------
              Name:  Neil R. Boylan
              Title:  Managing Director


           CREDIT SUISSE FIRST BOSTON, as
             Documentation Agent and as a Lender


           By:      /S/ SO VONNA DAY-GOINS
              ----------------------------
              Name:  So Vonna Day-Goins
              Title: Vice President


           By:      /S/ JAY CHALI
              -------------------
              Name:  Jay Chali
              Title: Director

           Archimedes Funding I, LLC,
           By:      ING Capital Advisors LLC,
                    as Collateral Manager

           By:   /S/ JANE MUSSER NELSON
              -------------------------
              Name:    Jane Musser Nelson
              Title:   Managing Director


           Archimedes Funding III, Ltd.
           By:      ING Capital Advisors LLC,
                    as Collateral Manager

           By:   /S/ JANE MUSSER NELSON
              -------------------------
              Name:    Jane Musser Nelson
              Title:   Managing Director


           CanPartners Investments IV, LLC

           By:   /S/ MITCHELL R. JULIS
              ------------------------
              Name:    Mitchell R. Julis
              Title:   Managing Director


           Crescent/Mach I Partners,


           By:      TCW Asset Management Company
                         As Investment

           By:   /S/ RICHARD F. KURTH
              -----------------------
              Name:    Richard F. Kurth
              Title:   Senior Vice President

           By:   /S/ G. STEVEN KALIN
              ----------------------
              Name:    G. Steven Kalin
              Title:   Senior Vice President

           CSAM Funding I

           By:   /S/ ANDREW H. MARSHAK
              ------------------------
              Name:    Andrew H. Marshak
              Title:   Authorized Signatory


           Eaton Vance Institution Senior Loan Fund
           By:   Eaton Vance Management
                  As Investment Advisor

           By:  /S/ MICHAEL B.  BOTTHOF
              -------------------------
                Name:   Michael B. Botthof
                Title:  Vice President


           Eaton Vance Senior Income Trust
           By:   Eaton Vance Management
                  As Investment Advisor


           By:  /S/ MICHAEL B.  BOTTHOF
              -------------------------
                Name:   Michael B. Botthof
                Title:  Vice President


           Eaton Vance CDO III, Ltd.
           By:   Eaton Vance Management
                  As Investment Advisor


           By:  /S/ MICHAEL B.  BOTTHOF
              -------------------------
                Name:   Michael B. Botthof
                Title:  Vice President

           First Dominion Funding I

           By:   /S/ ANDREW H. MARSHAK
              ------------------------
              Name:    Andrew H. Marshak
              Title:   Authorized Signatory


           First Dominion Funding II

           By:   /S/ ANDREW H. MARSHAK
              ------------------------
              Name:    Andrew H. Marshak
              Title:   Authorized Signatory


           First Dominion Funding III

           By:   /S/ ANDREW H. MARSHAK
              ------------------------
              Name:    Andrew H. Marshak
              Title:   Authorized Signatory


           Sun America Life Insurance Company
           By:   AIG Global Investment Corp.,
                  its Investment Advisor

           By:   /S/ W. JEFFREY BAXTER
              ------------------------
           Name:  W. Jeffrey Baxter
           Title:   Vice President


           Galaxy CLO 1999-1 Ltd
           By:   AIG Global Investment Corp.,
                    As Collateral Manager


           By:   /S/ W. JEFFREY BAXTER
              ------------------------
           Name:  W. Jeffrey Baxter
              Title:   Vice President


           General Electric Capital Corporation

           By:   /S/ SUSAN TIMMERMAN
              ----------------------
              Name:    Susan Timmerman
              Title:   Sr. Risk Manager

           Grayson & Co
           By:   Boston Management and Research
                  As Investment Advisor

           By:  /S/ MICHAEL B.  BOTTHOF
              -------------------------
                Name:   Michael B. Botthof
                Title:  Vice President


           ING Prime Rate Trust
           By:    Aeltus Investment Management, Inc.
                  As its Investment Manager

           By:   /S/ BRIAN S. HORTON
              ----------------------
              Name:    Brian S. Horton
              Title:   Vice President


           KZH Crescent - 2 LLC

           By:   /S/  SUSAN LEE
              -----------------
              Name:    Susan Lee
              Title:   Authorized Agent


           KZH ING - 2 LLC

           By:   /S/  SUSAN LEE
              -----------------
              Name:    Susan Lee
              Title:   Authorized Agent


           KZH Soleil LLC

           By:   /S/  SUSAN LEE
              -----------------
              Name:    Susan Lee
              Title:   Authorized Agent


           Lloyds TSB Bank plc

           By:   /S/  NICHOLAS J. BRUCE
              -------------------------
              Name:    Nicholas J. Bruce
              Title:   Vice President Credit Services
                                 B-499

           By:   /S/  MATTHEW A.L. PACKHAM
              ----------------------------
              Name:    Matthew A.L. Packham
              Title:   Assistant Director Credit Services
                                 P-002


           ML CLO XV Pilgrim America (Cayman) Ltd,
           By :     ING Investments, LLC as its
                    Investment Manager

           By:   /S/  BRIAN S. HORTON
              -----------------------
              Name:    Brian S. Horton
              Title:   Vice President


           Morgan Stanley Prime Income Trust

           By:   /S/  SHEILA A. FINNERTY
              --------------------------
              Name:    Sheila A. Finnerty
              Title:   Executive Director


           Natexis Banques Populaires

           By:   /S/  FRANK H. MADDEN, JR.
              ----------------------------
              By:      Frank H. Madden, Jr.
              Title:   Vice President & Group Manager

           By:   /S/ YOSMERY D. ORTEGA
              ------------------------
              Name:    Yosmery D. Ortega
              Title:   Associate

           Oxford Strategic Income Fund
           By:   Eaton Vance Management
                  As Investment Advisor

           By:  /S/ MICHAEL B. BOTTHOF
              ------------------------
                Name:   Michael B. Botthof
                Title:  Vice President


           Pilgrim America High Income Investments Ltd.
           By:      ING Investments, LLC
                    as its Investment Manager

           By:   /s/  BRIAN S. HORTON
              -----------------------
              Name:    Brian S. Horton
              Title:   Vice President


           Satellite Senior Income Fund, LLC
           By:      Satellite Asset Management, L.P.

           By:   /s/  MARK SONNINO_______________
              -----------------------------------
              Name:    Mark Sonnino
              Title:   Principal


           Senior Debt Portfolio
           By:   Boston Management and Research
                  As Investment Advisor

           By:  /S/ MICHAEL B. BOTTHOF
              ------------------------
                Name:   Michael B. Botthof
                Title:  Vice President


           Sequils - Pilgrim I, Ltd.
           By:      ING Investments, LLC
                    as its Investment Manager

           By:   /s/  BRIAN S. HORTON
              -----------------------
              Name:    Brian S. Horton
              Title:   Vice President

           Van Kampen CLO I, Limited
           By:      Van Kampen Investment Advisory Corp
                    as Collateral Manager

           By:   /s/  WILLIAM D. LENGA
              ------------------------
              Name:    William D. Lenga
              Title:   Vice President


           Van Kampen Senior Loan Fund
           By:      Van Kampen Investment Advisory Corp.

           By:   /s/  CHRISTINA JAMIESON
              --------------------------
              Name:    Christina Jamieson
                Title:  Vice President


          Van Kampen Senior Income Trust
          By:       Van Kampen Investment Advisory Corp.

           By:   /s/ BRAD LANGS
              -----------------
              Name:    Brad Langs
                Title:  Executive Director

     THE UNDERSIGNED GUARANTORS HEREBY CONSENT AND AGREE TO THE FOREGOING AMENDMENT AS OF THE DATE HEREOF.




           PANAPAGE ONE LLC

           By:      /S/ ERIC W. GOLDEN
              ------------------------
              Name:  Eric W. Golden
              Title:  Executive Vice President and General Counsel


           PANAPAGE TWO LLC

           By:      /S/ ERIC W. GOLDEN
              ------------------------
              Name:  Eric W. Golden
              Title:  Executive Vice President and General Counsel


           PANAPAGE CO. LLC

           By:      /S/ ERIC W. GOLDEN
              ------------------------
              Name:  Eric W. Golden
              Title:  Executive Vice President and General Counsel


           PANAVISION INTERNATIONAL, L.P.
           By:  Panavision Inc., its General Partner


           By:      /S/ ERIC W. GOLDEN
              ------------------------
              Name:  Eric W. Golden
              Title:  Executive Vice President and General Counsel


           PANAVISION U.K. HOLDINGS, INC.


           By:      /S/ ERIC W. GOLDEN
              ------------------------
              Name:  Eric W. Golden
              Title:  Executive Vice President and General Counsel


           PANAVISION REMOTE SYSTEMS, INC.

           By:      /S/ ERIC W. GOLDEN
              ------------------------
              Name:  Eric W. Golden
              Title:  Executive Vice President and General Counsel

           LAS PALMAS PRODUCTIONS, INC.

           By:      /S/ ERIC W. GOLDEN
              ------------------------
              Name:  Eric W. Golden
              Title:  Executive Vice President and General Counsel